Exhibit 3

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

20 January 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY    NSW    2000

Dear Sir/Madam

Performance Share Right Grant—Westpac Performance Plan

        Performance Share Rights (share rights) were granted on 20 January 2003 under the Westpac Performance Plan to eligible employees of members of the Westpac Group. Details are:

1.	Closing date of Issue:	15 January 2003
2.	Number of share rights issued:	1,433,929
3.	Amount Paid per share right:	Nil
4.	Issue Price or consideration:	No consideration is payable
5.	Share rights are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of share rights rank immediately for dividends.
6.	The share rights will not be listed and are not transferable.
7.
Subject to satisfaction of performance requirements as set out in the Plan, share rights will vest and may be exercised in multiples of 500 no earlier than 3 years from the date of grant (20 January 2006) and no later than 10 years from the date of grant. If not exercised, the share rights will lapse.
8.
On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested share rights may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested share rights are to be exercised within 12 months, or within 10 years, whichever is the sooner—otherwise the share rights will be forfeited. On resignation, vested share rights are to be exercised within 3 months or within 10 years, whichever is the sooner—otherwise the share rights will be forfeited.
9.	On dismissal share rights will be forfeited.
10.	Share rights shall not participate in any bonus issue of securities unless and until they are exercised.
11.	Listing Rule 7.1 applies to this issue of share rights.

Yours sincerely

Julie Thorburn
Head of Group Secretariat (Acting)
(02) 9216 0390

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

20 January 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY    NSW    2000

Dear Sir/Madam

Performance Share Right Grant—Westpac Performance Plan

        Performance Share Rights (share rights) were granted on 20 January 2003 under the Westpac Performance Plan to eligible employees of members of the Westpac Group. Details are:

1.	Closing date of Issue:	15 January 2003
2.	Number of share rights issued:	2,483,934
3.	Amount Paid per share right:	Nil
4.	Issue Price or consideration:	No consideration is payable
5.	Share rights are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of share rights rank immediately for dividends.
6.	The share rights will not be listed and are not transferable.
7.
Subject to satisfaction of performance requirements as set out in the Plan, share rights will vest and may be exercised in multiples of 500 no earlier than 2 years from the date of grant (20 January 2005) and no later than 10 years from the date of grant. If not exercised, the share rights will lapse.
8.
On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested share rights may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested share rights are to be exercised within 12 months, or within 10 years, whichever is the sooner—otherwise the share rights will be forfeited. On resignation, vested share rights are to be exercised within 3 months or within 10 years, whichever is the sooner—otherwise the share rights will be forfeited.
9.	On dismissal share rights will be forfeited.
10.	Share rights shall not participate in any bonus issue of securities unless and until they are exercised.

Yours sincerely

Julie Thorburn
Head of Group Secretariat (Acting)
(02) 9216 0390

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

20 January 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY    NSW    2000

Dear Sir/Madam

Option Grant—Westpac Performance Plan

        Performance Options (options) were granted on 20 January 2003 under the Westpac Performance Plan to eligible employees of members of the Westpac Group. Details are:

1.	Closing date of Issue:	15 January 2003
2.	Number of options issued	4,485,496
3.	Amount Paid per option	Nil
4.	Issue Price or consideration	$13.59
5.	Options are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of options rank immediately for dividends.
6.	The options will not be listed and are not transferable.
7.
Subject to satisfaction of performance requirements as set out in the Plan, options will vest and may be exercised in multiples of 1000 no earlier than 3 years from the date of grant (20 January 2006) and no later than 10 years from the date of grant. If not exercised, the options will lapse.
8.
On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested options may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested options are to be exercised within 12 months, or within 10 years, whichever is the sooner—otherwise the options will be forfeited. On resignation, vested options are to be exercised within 3 months or within 10 years, whichever is the sooner—otherwise the options will be forfeited.
9.	On dismissal options will be forfeited.
10.	Options shall not participate in any bonus issue of securities unless and until they are exercised.
11.	Listing Rule 7.1 applies to this issue of options.

Yours sincerely

Julie Thorburn
Head of Group Secretariat (Acting)
(02) 9216 0390